EXHIBIT 99.5
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of Loral Space & Communications Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of November 17, 2006.

HIGHLAND MULTI-STRATEGY ONSHORE MASTER SUBFUND, L.L.C.

By:	Highland Multi-Strategy Master Fund L.P.,
its managing member
By:	Highland Multi-Strategy Fund GP, L.P.,
its general partner
By:	Highland Multi-Strategy Fund GP, L.L.C.,
its general partner
By:	Highland Capital Management, L.P.,
its sole member
By:	Strand Advisors, Inc., its general partner

By:	/s/ James Dondero
James Dondero, President

HIGHLAND MULTI-STRATEGY MASTER FUND, L.P.

By:	Highland Multi-Strategy Fund GP, L.P.,
its general partner
By:	Highland Multi-Strategy Fund GP, L.L.C.,
its general partner
By:	Highland Capital Management, L.P.,
its sole member
By:	Strand Advisors, Inc., its general partner

By:	/s/ James Dondero
James Dondero, President

HIGHLAND MULTI-STRATEGY FUND GP, L.P.

By:	Highland Multi-Strategy Fund GP, L.L.C.,
its general partner
By:	Highland Capital Management, L.P.,
its sole member
By:	Strand Advisors, Inc., its general partner

By:	/s/ James Dondero
James Dondero, President

HIGHLAND MULTI-STRATEGY FUND GP, L.L.C.

By:	Highland Capital Management, L.P.,
its sole member
By:	Strand Advisors, Inc., its general partner

By:	/s/ James Dondero
James Dondero, President

HIGHLAND CAPITAL MANAGEMENT, L.P.

By:	/s/ James Dondero
James Dondero, President

STRAND ADVISORS, INC.

By:	/s/ James Dondero
James Dondero, President

/s/ James Dondero
James Dondero